EXHIBIT 99.1

PennantPark Floating Rate Capital Ltd. Announces Financial Results for the Second Quarter Ended March 31, 2026

MIAMI, May 07, 2026 (GLOBE NEWSWIRE) -- PennantPark Floating Rate Capital Ltd. (NYSE: PFLT) announced today its financial results for the second quarter ended March 31, 2026.

HIGHLIGHTS Quarter ended March 31, 2026 (Unaudited) ($ in millions, except per share amounts)

Assets and Liabilities:
Investment portfolio (1)(2)	$2,580.3
Net assets	$1,038.7
Net asset value per share	$10.47
Quarterly change in net asset value per share	(0.2)%

Credit Facility	$328.3
2026 Notes, net of unamortized deferred financing costs	$185.0
2029 Notes, net of unamortized deferred financing costs	$195.9
2036-R Asset-Backed Debt, net of unamortized deferred financing costs	$286.6
2037 Asset-Backed Debt, net of unamortized deferred financing costs	$387.1
2038-R Asset-Backed Debt, net of unamortized deferred financing costs	$284.8
Debt to equity	1.61x
Weighted average yield on debt investments at quarter-end	9.8%

Operating Results:
Net investment income	$25.7
Net investment income per share (GAAP)	$0.26
Core net investment income per share (3)	$0.27
Distributions declared per share	$0.31

Portfolio Activity
Purchases of Investments	294.8
Sales and repayments of investments	328.0

PSSL Portfolio data:
PSSL investment portfolio	$1,209.0
Purchases of investments	$58.6
Sales and repayments of investments	$32.2

PSSL II Portfolio data:
PSSL II investment portfolio	$339.9
Purchases of investments	$148.1
Sales and repayments of investments	$1.3

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(1)	Includes investments in PennantPark Senior Secured Loan Fund I LLC, or PSSL, an unconsolidated joint venture, totaling $297.8 million, at fair value.
(2)	Includes investments in PennatPark Senior Secured Loan Fund II LLC, or PSSL II, an unconsolidated joint venture, totaling $93.5 million, at fair value.
(3)	Core net investment income (“Core NII”) is a non-GAAP financial measure. The Company believes that Core NII provides useful information to investors and management because it reflects the Company's financial performance excluding one-time or non-recurring investment income and expenses. The presentation of this additional information is not meant to be considered in isolation or as a substitute for financial results prepared in accordance with GAAP. For the quarter ended March 31, 2026, Core NII excluded: i) $1.1 million of debt issuance costs and ii) $0.2 million of incentive fee expense offset.

CONFERENCE CALL AT 9:00 A.M. ET ON MAY 8, 2026

The Company will also host a conference call at 9:00 a.m. (Eastern Time) on Friday, May 8, 2026 to discuss its financial results. All interested parties are welcome to participate. You can access the conference call by dialing toll-free (800) 330-6710 approximately 5-10 minutes prior to the call. International callers should dial (646) 769-9200. All callers should reference conference ID #9559786 or PennantPark Floating Rate Capital Ltd. An archived replay will also be available on a webcast link located on the Quarterly Earnings page in the Investor section of PennantPark’s website.

PORTFOLIO AND INVESTMENT ACTIVITY

“We are pleased with the continued quality and performance of our investment portfolio in this market. The risk-reward of the core middle market remains differentiated from the upper middle market. Despite the challenging market environment, NAV was flat for the quarter and portfolio company leverage, PIK interest and non accruals are among the lowest in the industry. The substantial growth of the PSSL II JV this past quarter provides a solid base and positions PFLT for growth in NII over time as the JV ramps" said Art Penn, Chairman and CEO. "Given the lower interest rate environment and current market activity levels, in consultation with the Board, we will be adjusting our dividend policy to be better aligned with NII, starting with the July dividend."

As of March 31, 2026, our portfolio totaled $2,580.3 million, and consisted of $2,252.1 million of first lien secured debt (including $237.7 million in PSSL and $65.6 million in PSSL II), $18.8 million of subordinated debt and $309.3 million of preferred and common equity (including $60.1 million in PSSL and $27.9 million in PSSL II). Our debt portfolio consisted of approximately 99% variable-rate investments. As of March 31, 2026, we had three portfolio companies on non-accrual, representing 0.8% and 0.5% of our overall portfolio on a cost and fair value basis, respectively. As of March 31, 2026, the portfolio had net unrealized depreciation of $66.1 million. Our overall portfolio consisted of 162 companies with an average investment size of $15.9 million and had a weighted average yield on debt investments of 9.8%.

As of September 30, 2025, our portfolio totaled $2,773.3 million and consisted of $2,513.6 million of first lien secured debt (including $237.7 million in PSSL), $19.0 million of second lien and subordinated debt and $240.7 million of preferred and common equity (including $44.3 million in PSSL). Our debt portfolio consisted of approximately 99% variable-rate investments. As of September 30, 2025, we had three portfolio companies on non-accrual, representing 0.4% and 0.2% of our overall portfolio on a cost and fair value basis, respectively. As of September 30, 2025, the portfolio had net unrealized depreciation of $46.1 million. Our overall portfolio consisted of 164 companies with an average investment size of $16.9 million, and a weighted average yield on debt investments of 10.2%.

For the three months ended March 31, 2026, we invested $294.8 million in six new and 53 existing portfolio companies at a weighted average yield on debt investments of 9.3%. Sales and repayments of investments for the same period totaled $328.0 million including $56.9 million of sales to PSSL and $148.1 million of sales to PSSL II. For the six months ended March 31, 2026, we invested $595.8 million in 10 new and 74 existing portfolio companies with a weighted average yield on debt investments of 9.6%. Sales and repayments of investments for the same period totaled $769.5 million including $189.4 million of sales to PSSL and $344.6 million of sales to PSSL II.

For the three months ended March 31, 2025, we invested $293.3 million in three new and 54 existing portfolio companies at a weighted average yield on debt investments of 9.9%. Sales and repayments of investments for the same period totaled $122.4 million including $52.9 million of sales to PSSL. For the six months ended March 31, 2025, we invested $900.2 million in 14 new and 96 existing portfolio companies with a weighted average yield on debt investments of 10.2%. Sales and repayments of investments for the same period totaled $523.7 million, including $240.6 million of sales to PSSL.

PennantPark Senior Secured Loan Fund I LLC

As of March 31, 2026, PSSL’s portfolio totaled $1,209.0 million, consisted of 120 companies with an average investment size of $10.1 million and had a weighted average yield on debt investments of 9.5%. As of September 30, 2025, PSSL’s portfolio totaled $1,084.6 million, consisted of 117 companies with an average investment size of $9.3 million and had a weighted average yield on debt investments of 10.1%.

For the three months ended March 31, 2026, PSSL invested $58.6 million (including $56.9 million purchase from the Company) in three new and five existing portfolio companies with a weighted average yield on debt investments of 9.2%. PSSL’s sales and repayments of investments for the same period totaled $32.2 million. For the six months ended March 31, 2026, PSSL invested $192.4 million (including $189.4 million purchase from the Company) in seven new and 22 existing portfolio companies with a weighted average yield on debt investments of 9.3%. PSSL's sales and repayments of investments for the same period totaled $44.6 million.

For the three months ended March 31, 2025, PSSL invested $60.0 million (including $52.9 million purchase from the Company) in four new and five existing portfolio companies with a weighted average yield on debt investments of 9.8%. PSSL’s sales and repayments of investments for the same period totaled $36.8 million. For the six months ended March 31, 2025, PSSL invested $284.9 million (including $240.6 million purchased from the Company) in 21 new and 12 existing portfolio companies with a weighted average yield on debt investments of 10.2%. PSSL’s sales and repayments of investments for the same period totaled $123.4 million.

PennantPark Senior Secured Loan Fund II LLC

As of March 31, 2026, PSSL II’s portfolio totaled $339.9 million and consisted of 54 companies with an average investment size of $6.3 million and at a weighted average yield on debt investments of 8.9%.

For the three months ended March 31, 2026, PSSL II invested $148.1 million (including $148.1 million purchased from the Company) in 12 new and 15 existing portfolio companies at a weighted average yield on debt investments of 8.8%. Sales and repayments of investments for the three months ended March 31, 2026 totaled $1.3 million. For the six months ended March 31, 2026, PSSL II invested $344.6 million (including $344.6 million purchased from the Company) in 54 new and zero existing portfolio companies at a weighted average yield on debt investments of 9.1%. Sales and repayments for the same period totaled $4.2 million.

RESULTS OF OPERATIONS

Set forth below are the results of operations for the three and six months ended March 31, 2026 and 2025.

Investment Income

For the three and six months ended March 31, 2026 investment income was $66.0 million and $136.0 million, respectively, which was attributable to $58.6 million and $122.9 million from first lien secured debt and $7.3 million and $13.2 million from other investments, respectively. For the three and six months ended March 31, 2025, investment income was $61.9 million and $128.9 million, respectively, which was attributable to $56.2 million and $117.2 million from first lien secured debt and $5.7 million and $11.7 million from other investments, respectively. The increase in investment income for the three and six months ended March 31, 2026, was primarily due to the increase in the size of our debt portfolio.

Expenses

For the three and six months ended March 31, 2026, expenses totaled $40.2 million and $83.7 million, respectively and were comprised of: $24.1 million and $51.3 million of debt related interest and expenses, $6.4 million and $13.2 million of base management fees, $6.4 million and $13.1 million of performance-based incentive fees, $2.1 million and $4.2 million of general and administrative expenses, less than $0.1 million and $0.3 million of taxes and $1.1 million and $1.6 million in Credit Facility amendment and debt issuance costs. For the three and six months ended March 31, 2025, expenses totaled $36.9 million and $74.0 million, respectively and were comprised of: $22.5 million and $44.9 million of debt related interest and expenses, $5.6 million and $10.9 million of base management fees, $6.3 million and $13.8 million of performance-based incentive fees, $1.9 million and $3.6 million of general and administrative expenses, $0.2 million and $0.5 million of taxes and $0.4 million and $0.4 million in Credit Facility amendment costs. The increase in expenses for the three and six months ended March 31, 2026, was primarily due to the increase in interest expense from increased borrowings as a result of the increase in our investment portfolio.

Net Investment Income

For the three and six months ended March 31, 2026 net investment income totaled $25.8 million or $0.26 per share, and $52.4 million or $0.53 per share, respectively. For the three and six months ended March 31, 2025 net investment income totaled $25.0 million or $0.28 per share, and $55.0 million or $0.64 per share, respectively. The decrease in net investment income for the six months ended March 31, 2026, was primarily due to an increase in interest expense and one time credit facility amendment and debt issuance costs.

Net Realized Gains or Losses

For the three and six months ended March 31, 2026 net realized gains (losses) totaled $(8.9) million and $(7.5) million, respectively. For the three and six months ended March 31, 2025 net realized gains (losses) totaled $(3.5) million and $23.1 million, respectively. The change in net realized gains (losses) was primarily due to changes in the market conditions of our investments and the values at which they were realized.

Unrealized Appreciation or Depreciation on Investments and Debt

For the three and six months ended March 31, 2026, we reported net change in unrealized appreciation (depreciation) on investments of $12.2 million and $(20.1) million, respectively. For the three and six months ended March 31, 2025 we reported net change in unrealized appreciation (depreciation) on investments of $(20.8) million and $(49.7) million, respectively. As of March 31, 2026 and September 30, 2025, our net unrealized appreciation (depreciation) on investments totaled $(66.1) million and $(46.1) million, respectively. The net change in unrealized appreciation (depreciation) on our investments was primarily due to the operating performance of the portfolio companies within our portfolio, changes in the capital market conditions of our investments, and realization of investments.

For the three and six months ended March 31, 2026, our Credit Facility had a net change in unrealized appreciation (depreciation) of less than $0.1 million and less than $0.1 million, respectively. For the three and six months ended March 31, 2025, our Credit Facility had a net change in unrealized appreciation (depreciation) of less than $0.1 million and $0.1 million, respectively. As of March 31, 2026 and September 30, 2025, the net unrealized appreciation (depreciation) on the Credit Facility totaled approximately zero and zero, respectively. The net change in net unrealized (appreciation) or depreciation was primarily due to changes in the capital markets.

Net Change in Net Assets Resulting from Operations

For the three and six months ended March 31, 2026, net increase (decrease) in net assets resulting from operations totaled $28.7 million or $0.29 per share and $25.2 million, or $0.25 per share, respectively. For the three and six months ended March 31, 2025, net increase (decrease) in net assets resulting from operations totaled $1.2 million or $0.01 per share and $29.6 million or $0.34 per share, respectively. The net increase or (decrease) from operations for the three and six months ended March 31, 2026, was primarily due to operating performance of our portfolio and changes in capital market conditions of our investments along with change in size and cost yield of our debt portfolio and costs of financing.

LIQUIDITY AND CAPITAL RESOURCES

Our liquidity and capital resources are derived primarily from cash flows from operations, including income earned, proceeds from investment sales and repayments, and proceeds of securities offerings and debt financings. Our primary use of funds from operations includes investments in portfolio companies and payments of fees and other operating expenses we incur. We have used, and expect to continue to use, our debt capital, proceeds from our portfolio and proceeds from public and private offerings of securities to finance our investment objectives and operations.

In February 2026, the Company closed the refinancing of the 2036 Asset-Backed Debt with a four-year reinvestment period and 12-year final maturity $356.5 million debt securitization (the "2038-R Asset-Backed Debt"). The Company retained the $69.5 million of the securitization's subordinated notes. The replacement debt had weighted average interest rate of 5.3% as of March 31, 2026 and matures in April 2038.

In March 2026, we issued $200.0 million in aggregate principal amount of 6.75% unsecured 2029 Notes. The effective interest rate on the 2029 Notes is 7.00% and they mature in March 2029.

For the six months ended March 31, 2026 and 2025, the annualized weighted average cost of debt, inclusive of the fee on the undrawn commitment on the Credit Facility, amendment costs and debt issuance costs, was 6.1% and 6.8%, respectively. As of March 31, 2026 and September 30, 2025 we had $439.7 million and $34.1 million of unused borrowing capacity under the Credit Facility, respectively, subject to leverage and borrowing base restrictions.

As of March 31, 2026 and September 30, 2025, we had cash and cash equivalents of $121.9 million and $122.7 million, respectively, available for investing and general corporate purposes. We believe our liquidity and capital resources are sufficient to take advantage of market opportunities.

During the three and six months ended March 31, 2026, we did not issue any shares of our common stock under the ATM Programs. During the three and six months ended March 31, 2025, we issued 11,562,000 shares and 18,838,000 shares of our common stock under the ATM Programs, respectively, at an average price of $11.34 per share and $11.35 per share raising $131.0 million and
$213.2 million of net proceeds after commissions to the Sales Agents and inclusive of proceeds from the Investment Adviser to ensure that all shares were sold at or above NAV, respectively.

For the six months ended March 31, 2026, our operating activities provided cash of $172.9 million and our financing activities used cash of $173.7 million. Our operating activities provided cash primarily due to our investment activities and our financing activities used cash primarily due to repayments of our Credit Facility offset by proceeds received from the sales of $28.5 million of 2037 Class D Notes, $21.0 million of 2036-R Asset-Backed Debt D-R Notes to third parties and the issuance of $200.0 million of our 2029 Notes.

For the six months ended March 31, 2025, our operating activities used cash of $350.8 million and our financing activities provided cash of $350.1 million. Our operating activities used cash primarily due to our investment activities and our financing activities provided cash primarily due to borrowings under our Credit Facility, proceeds from the 2037 Asset-Backed debt and proceeds from the public offerings under our 2024 ATM Program.

DISTRIBUTIONS

During the three and six months ended March 31, 2026 we declared distributions of $0.3075 per share and $0.615 per share for total distributions of $30.5 million and $61.0 million. During the three and six months ended March 31, 2025, we declared distributions of $0.3075 per share and $0.615 per share for total distributions of $27.7 million and $52.9 million. We monitor available net investment income to determine if a return of capital for tax purposes may occur for the fiscal year. To the extent our taxable earnings fall below the total amount of our distributions for any given fiscal year, stockholders will be notified of the portion of those distributions deemed to be a tax return of capital. Tax characteristics of all distributions will be reported to stockholders subject to information reporting on Form 1099-DIV after the end of each calendar year and in our periodic reports filed with the SEC.

ADJUSTED DISTRIBUTION POLICY

Given the lower interest rate environment and current market activity levels, in consultation with the Board, we will be adjusting our dividend policy to be better aligned with NII, starting with the July monthly distribution. The monthly base dividend will be adjusted to $0.08 per share. In addition to the base dividend, we plan to pay a monthly supplemental dividend. The supplemental dividend will be variable and, in general, calculated as 50% of prior quarter's NII in excess of the base dividend, if any, rounded to the nearest penny. Such amount will be paid each quarter ratably over a three-month period to be paid at the same time as the base dividend. The exact amount of each supplemental dividend will be included in our monthly distribution announcements. The supplemental dividend for July, August, and September will be $0.0033 per share each month.

RECENT DEVELOPMENTS

The 2026 Notes were repaid in full on April 1, 2026.

AVAILABLE INFORMATION

The Company makes available on its website its Quarterly Report on Form 10-Q filed with the SEC, and stockholders may find such report on its website at www.pennantpark.com.

PENNANTPARK FLOATING RATE CAPITAL LTD. AND SUBSIDIARIES CONSOLIDATED STATEMENTS OF ASSETS AND LIABILITIES (in thousands, except per share data)

	March 31, 2026	September 30, 2025
Assets	(unaudited)
Investments at fair value
Non-controlled, non-affiliated investments (amortized cost— $2,151,925 and $2,458,018, respectively)	$2,189,011	$2,491,360
Controlled, affiliated investments (amortized cost— $494,500 and $361,375, respectively)	391,270	281,968
Total investments (amortized cost— $2,646,425 and $2,819,393, respectively)	2,580,281	2,773,328
Cash equivalents (cost— $31,427 and $40,729, respectively)	31,427	40,729
Cash (cost— $90,446 and $81,955, respectively)	90,444	81,959
Interest receivable	12,611	13,832
Distributions receivable	900	—
Receivable for investments sold	30,052	1,369
Due from affiliate	136	321
Prepaid expenses and other assets	2,085	2,143
Total assets	2,747,936	2,913,681
Liabilities
Credit Facility payable, at fair value (cost— $328,355 and $683,855, respectively)	328,333	683,837
2026 Notes payable, net (par—$185,000) (unamortized deferred financing costs of $2 and $391, respectively)	184,998	184,609
2029 Notes payable, net (par—$200,000 and $0) (unamortized deferred financing costs of $4,132 and $0, respectively)	195,868	—
2036 Asset-Backed Debt, net (par—$0 and $287,000) (unamortized deferred financing costs of $0 and $2,373, respectively)	—	284,627
2036-R Asset-Backed Debt, net (par— $287,000 and $266,000) (unamortized deferred financing costs of $415 and $634, respectively)	286,585	265,366
2037 Asset-Backed Debt, net (par— $389,500 and $361,000) (unamortized deferred financing costs of $2,355 and $2,669, respectively)	387,145	358,331
2038-R Asset-Backed Debt, net (par—$287,000 and $0) (unamortized deferred financing costs of $2,230 and $0, respectively)	284,770	—
Payable for investments purchased	—	14,852
Interest payable on debt	15,407	19,172
Distributions payable	10,170	10,170
Base management fee payable	6,427	6,549
Incentive fee payable	6,437	6,883
Accounts payable and accrued expenses	1,581	2,166
Deferred tax liability	1,558	1,864
Due to affiliates	—	739
Total liabilities	1,709,279	1,839,165
Net assets
Common stock, 99,217,896 and 99,217,896 shares issued and outstanding, respectively Par value $0.001 per share and 200,000,000 shares authorized	99	99
Paid-in capital in excess of par value	1,219,502	1,219,502
Accumulated deficit	(180,944)	(145,085)
Total net assets	$1,038,657	$1,074,516
Total liabilities and net assets	$2,747,936	$2,913,681
Net asset value per share	$10.47	$10.83

PENNANTPARK FLOATING RATE CAPITAL LTD. AND SUBSIDIARIES CONSOLIDATED STATEMENTS OF OPERATIONS (in thousands, except per share data) (Unaudited)

	Three Months Ended March 31,		Six Months Ended March 31,
Investment income:	2026	2025	2026	2025
From non-controlled, non-affiliated investments:
Interest	$50,735	$49,215	$107,265	$96,678
Dividend	33	369	41	946
Other income	386	634	1,148	2,114
From controlled, affiliated investments:
Interest	8,652	7,345	16,497	20,153
Dividend	6,150	4,375	11,094	8,750
Other income	—	—	—	306
Total investment income	65,956	61,938	136,045	128,947
Expenses:
Interest and expenses on debt	24,139	22,529	51,293	44,890
Performance-based incentive fee	6,437	6,258	13,097	13,750
Base management fee	6,427	5,604	13,241	10,868
General and administrative expenses	1,200	1,200	2,400	2,400
Administrative services expenses	900	650	1,800	1,150
Expenses before amendment costs, debt issuance costs and provision for taxes	39,103	36,241	81,831	73,058
Provision for taxes on net investment income	25	225	250	450
Credit Facility amendment and debt issuance costs	1,080	442	1,578	442
Total expenses	40,208	36,908	83,659	73,950
Net investment income	25,748	25,030	52,386	54,997
Realized and unrealized gain (loss) on investments and debt:
Net realized gain (loss) on:
Non-controlled, non-affiliated investments	(7,535)	(795)	(6,079)	386
Non-controlled and controlled, affiliated investments	—	(2,682)	—	22,811
Provision for taxes on realized gain (loss) on investments	—	(21)	—	(94)
Debt extinguishment	(1,380)	—	(1,380)	—
Net realized gain (loss) on investments	(8,915)	(3,498)	(7,459)	23,103
Net change in unrealized appreciation (depreciation) on:
Non-controlled, non-affiliated investments	25,010	(9,630)	3,744	(6,688)
Controlled and non-controlled, affiliated investments	(12,802)	(11,146)	(23,823)	(43,050)
Provision for taxes on unrealized appreciation (depreciation) on investments	(329)	468	307	1,100
Debt appreciation (depreciation)	26	1	4	91
Net change in unrealized appreciation (depreciation) on investments and debt	11,905	(20,307)	(19,768)	(48,547)
Net realized and unrealized gain (loss) from investments and debt	2,990	(23,805)	(27,227)	(25,444)
Net increase (decrease) in net assets resulting from operations	$28,738	$1,225	$25,159	$29,553
Net increase (decrease) in net assets resulting from operations per common share	$0.29	$0.01	$0.25	$0.34
Net investment income per common share	$0.26	$0.28	$0.53	$0.64

ABOUT PENNANTPARK FLOATING RATE CAPITAL LTD.

PennantPark Floating Rate Capital Ltd. is a business development company which primarily invests in U.S. middle-market companies in the form of floating rate senior secured loans, including first lien secured debt, second lien secured debt and subordinated debt. From time to time, the Company may also invest in equity investments. PennantPark Floating Rate Capital Ltd. is managed by PennantPark Investment Advisers, LLC.

ABOUT PENNANTPARK INVESTMENT ADVISERS, LLC

PennantPark Investment Advisers, LLC, a leading middle-market credit platform, and its affiliates, manage approximately $10 billion of investable capital, including potential leverage. Since its inception in 2007, PennantPark Investment Advisers, LLC has provided investors access to middle-market credit by offering private equity firms and their portfolio companies as well as other middle-market borrowers a comprehensive range of creative and flexible financing solutions. PennantPark Investment Advisers, LLC is headquartered in Miami and has offices in New York, Chicago, Houston, Los Angeles, Amsterdam, and Zurich. For more information about PennantPark and affiliates, please go to our website at www.pennantpark.com.

FORWARD-LOOKING STATEMENTS AND OTHER

This press release may contain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. You should understand that under Section 27A(b)(2)(B) of the Securities Act of 1933, as amended, and Section 21E(b)(2)(B) of the Securities Exchange Act of 1934, as amended, or the Exchange Act, the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995 do not apply to forward-looking statements made in periodic reports we file under the Exchange Act. All statements other than statements of historical facts included in this press release are forward-looking statements and are not guarantees of future performance or results, and involve a number of risks and uncertainties. Actual results may differ materially from those in the forward-looking statements as a result of a number of factors, including those described from time to time in filings with the Securities and Exchange Commission. PennantPark Floating Rate Capital Ltd. undertakes no duty to update any forward-looking statement made herein. You should not place undue influence on such forward-looking statements as such statements speak only as of the date on which they are made.

We may use words such as “anticipates,” “believes,” “expects,” “intends,” “seeks,” “plans,” “estimates” and similar expressions to identify forward-looking statements. Such statements are based on currently available operating, financial and competitive information and are subject to various risks and uncertainties that could cause actual results to differ materially from our historical experience and our present expectations.

The information contained herein is based on current tax laws, which may change in the future. The Company cannot be held responsible for any direct or incidental loss resulting from applying any of the information provided in this publication or from any other source mentioned. The information provided in this material does not constitute any specific legal, tax or accounting advice. Please consult with qualified professionals for this type of advice.

CONTACT:	Richard T. Allorto, Jr. PennantPark Floating Rate Capital Ltd. (212) 905-1000 www.pennantpark.com